VALIDITY GUARANTY
The undersigned officers and/or directors and/or shareholders in their respective capacities as Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of Wave Systems Corp. located at 480 Pleasant Street, Lee, MA 01238 (“Seller”), in order to induce Marble Bridge Funding Group, Inc. (“Purchaser”) to enter into a Receivables Purchase Agreement (“Agreement”) with Seller and to from time to time make advances thereunder, hereby warrants, covenants and guaranties to Purchaser that:

1.
All Seller’s accounts which have been or will be repotted to you by or on behalf of the Seller and in which you hold a security interest (“Accounts”), whether such reports are in the form of agings, borrowing base certificates, collateral reports or financial statements, are genuine and in all respects what they purport to be, represent bona tide obligations of Seller’s customers arising out of services provided or the sale and completed delivery of merchandise sold by the Seller (the “Sold Goods”) in the ordinary course of it business in accordance with and in full and complete performance of customer’s (each. a “Customer’’) order therefore.

2.	Seller will not do anything to impede or interfere with the normal collection and payment of the invoices assigned to the Purchaser.

3.	The terms stated in all such invoices are true and correct and express the entire agreement between the parties thereto.

4.	Seller will promptly report to Purchaser all accounts on which the original terms of payment have been extended or rewritten and all merchandise repossessed or returned to the client.

5.
All reports, facts, figures and representations given, or caused to be given by Seller, including without limitation all representations respecting Accounts and all calculations concerning the availability of funds, in connection with its Agreement with Purchaser shall to true and correct.

6.	Seller will deliver to Purchaser collections on its accounts in accordance with the terms and conditions of the Agreement.

7.	Upon Purchaser’s request, Seller will provide Purchaser sufficient information and documentation to enable Purchaser to collect the accounts and sell the Inventory and Equipment.

8.
All original checks, drafts, notes. letters of credit, acceptances and other proceeds of the Accounts, received by the Seller. will be held in trust for Purchaser and will immediately be forwarded to Purchaser upon receipt, in kind. in accordance with the terms of the Agreements.

9.
None of the Accounts are or will be the subject of any offsets. defenses or counterclaims of any nature whatsoever. and Seller will not in any way impede or interfere with the normal collection and payment of the Accounts.

10.
Seller owns all of the collateral in which Purchaser has been granted a security interest under the Agreement, free and clear of any and all security interests. liens or encumbrances of other, except those specifically subordinated to Purchaser in writing or permitted under the Agreement.

11.
The Sold Goods are and will be, up to the point of sales, the sole and absolute property of the Seller, and the Accounts and Sold Goods will be free and clear of all liens and security interests, except those of Purchaser.

12.	The due dates of the Accounts will be as reported to Purchaser by or on behalf of the Seller.

13.	Seller will promptly report to Purchaser all disputes, rejections, returns and resales of Sold Goods and all credits allowed by the Seller upon all Accounts.

14.	Seller will not sell its inventory except in the ordinary course of business.
The undersigned, in their respective capacity as CEO and CFO, hereby agree to indemnify and save Purchaser free and harmless from any damage, loss (the amount of such loss shall be presumed to be the face amount of any affected Account or invoice. or the greater of cost or market value of any affected inventory), claim, or liability (including reasonable attorneys fees and costs of defense of litigation) which Purchaser may sustain or incur as a direct or indirect result of any breach of said warranty by the undersigned, or any fraud, deceit, or criminal act by any officer, employee, stockholder. director or agent of the Seller in its dealings with Purchaser.
Furthermore, the undersigned, in their respective capacity as CEO and CFO, hereby agree on demand to reimburse Purchaser and Purchaser’s assignee for all expenses, collection charges, court costs and attorney’s fees incurred in endeavoring to collect or enforce any claim arising out of any breach of the foregoing by the Seller and/or the undersigned or any other person or concern liable thereon; for all of which, with interest in accordance to the Agreement, after due until paid.
The undersigned, in their respective capacity as Chief Executive Officer and Chief Financial Officer, waive any and all claims and defenses arising out of any of the following: (a) any failure to perfect or continue perfected any security interest or lien of Purchaser; (b) the invalidity or unenforceability of any security interest or lien; (c) the failure to protect or insure any collateral; (d) the failure of any indemnitor to receive any notice of any kind: (e) any failure by Purchaser to enforce its claims against Seller: (f) any release. settlement or compromise of any obligations of Seller; or (g) the invalidity or unenforceability of any Indebtedness (as that term is defined in the Agreement).
Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the Agreement. This agreement shall be binding upon the undersigned in their capacity as CEO aJ1d CFO, their successors. and assigns. This agreement shall remain in full force and effect until the full, llnal and indefeasible payment in full of all Indebtedness. Purchaser may assign this agreement in whole or in part or Purchaser’s rights hereunder to anyone at any time.
IN WITNESS WHEREOF, the undersigned have executed this Validity Guaranty on this 7th day of December, 2015.

Signature	/s/ Bill Soms
Bill Solms, CEO

Validity Guarantor Name:	Bill Solms

V. Guarantor Address:	480 Pleasant Street

V. Guarantor City/State/Zip:	Lee, MA 01238